CONSENT OF  GSM, INC.

We consent to incorporation by reference in the Registration Statements (File Nos. 333-67360, 333-57986, 333-50456) on Form S-8 and the Registration Statement (File No. 000-30219) on Form 10-SB of Chancellor Group, Inc. of the reference to our reports listed below for Chancellor Group, Inc., which appears in the December 31, 2009 annual report on Form 10-K of Chancellor Group, Inc.